WAVE WIRELESS AND WAVERIDER ANNOUNCE INTENT TO MERGE

Combined Company To Offer Robust Suite of Wireless Broadband Solutions
Focused on Rapidly Growing Markets
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San Jose, CA and Toronto, ON (November 17, 2005) – Wave Wireless Corporation (OTC Bulletin Board: WVWC) and WaveRider Communications (OTC Bulletin Board: WAVR) today announced that they have executed a letter of intent that sets forth the preliminary terms and conditions of a proposed merger transaction between Wave Wireless and WaveRider.

The proposed merger brings together Wave Wireless’ SPEEDLAN™ family of 2.4GHz, 4.9GHz and 5.8GHz mesh networking products and WaveRider’s Last Mile Solution® non-line-of-sight, fixed and mobile wireless 900MHz products to provide customers with a wide range of line-of-sight and non-line-of-sight products and services, and positions the combined company as a leading worldwide provider of robust, wireless broadband applications and solutions.

Under the terms of the letter of intent, Charles W. Brown and T. Scott Worthington, WaveRider’s Chief Executive Officer and Chief Financial Officer, will assume their respective positions in the newly merged company. The board of directors of the combined company will include three directors from each of WaveRider and Wave Wireless, and one newly appointed independent member. The companies expect to complete the proposed merger in the first quarter of 2006. The closing of the transaction is subject to certain conditions, including necessary regulatory, board and shareholder approvals, execution of a definitive merger agreement and the completion of due diligence.

“The proposed combination will result in a broad product offering that serves a large and diverse mix of customers throughout the world, “ said Charles W. Brown, Chief Executive Officer of WaveRider Communications. “This will position the merged company to address multiple market opportunities with its enhanced service offerings and product portfolio, which will include fixed wireless, mesh and mobile wireless products for multiple applications serving the WISP, telecommunications, government, Homeland Security, and safety and surveillance markets.”

Wave Wireless Acting CEO Dan Rumsey said: “We believe that the merger of Wave Wireless and WaveRider is a superb strategic fit that brings together complementary business lines, engineering skills, sales and marketing capabilities and innovative technology recognized as best in its class. With the substantial cost savings resulting from the proposed merger, the new company will be well-positioned to expand sales and marketing initiatives, achieve near-term profitability, and increase shareholder value, as it capitalizes on the accelerating demand for robust, high speed wireless connectivity solutions.”

The non-binding letter of intent preliminarily calls for WaveRider’s security holders to exchange their ownership interest in WaveRider for Wave Wireless common stock and securities convertible into Wave Wireless common stock, with the intent that each company’s security holders would end up holding approximately 50% of the combined company on a fully diluted, as converted basis.

About WaveRider Communications Inc
WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider’s Last Mile Solution® non-line-of-sight 900 MHz and 5.8 GHz networks enable communications providers to establish full-saturation coverage networks, deliver advanced communications services, and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVR.

About Wave Wireless Corporation
Wave Wireless develops, manufactures, and markets highly secure and reliable wireless mesh routers to the telecommunications market worldwide. The Company’s wireless mesh routers are designed to combine high performance, multiple operating frequencies and hardware AES encryption to provide networking professionals with the most flexible, scalable and robust mesh routers for integrated network requirements of Internet access and private networks including security and surveillance requirements. Cellular and personal communications service (PCS) providers utilize the Company’s repair and maintenance business for a full range of services required to support technical issues associated with the installation, maintenance and operation of refurbished legacy Wave Wireless licensed products. Wave Wireless is traded on the OTC Bulletin Board, under the symbol WVWC. For more information visit www.wavewireless.com or call 408-943-4200.

Media Contact: Wave Wireless	Investor Contact: Wave Wireless
Greg Berardi Blue Marlin Partners 415-239-7826 greg@bluemarlinpartners.com	Dan Rumsey Acting Chief Executive Officer 408-943-4200 dan.rumsey@wavewireless.com

Media and Investor Contact: WaveRider

Scott Worthington

Chief Financial Officer

416-502-3200

sworthington@waverider.com

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Wave Wireless’ or WaveRider’s markets and the demand for their products. Factors that could cause Wave Wireless’ or WaveRider’s actual results to differ materially from these forward-looking statements include the ability to achieve positive cash flow; their deteriorating cash position and their need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the continued intense competition resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the timing of new technology and product introductions; and the risk of early obsolescence; and Wave Wireless’ dependence on the sale of refurbished licensed radio products. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-KSB, 10-Q, 10-QSB and 8-K, for a further discussion of these risks and uncertainties. We also caution you there can be no assurance that the merger will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent. Also, do not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Participants in Solicitation
Wave Wireless, WaveRider, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from WaveRider shareholders with respect to the proposed transaction. Information about Wave Wireless’ directors and executive officers is available in Wave Wireless’ proxy statement for its 2005 annual meeting of shareholders, dated July 13, 2005. Information about WaveRider’s directors and executive officers is available in WaveRider’s annual report on Form 10-KSB for the year ended December 31, 2004. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

Additional Information
Wave Wireless intends to file a registration statement, including a proxy statement of WaveRider, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Wave Wireless and WaveRider, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.wavewireless.com/about/investors.html. Free copies of WaveRider’s filings are available at www.waverider.com/.

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